UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 16, 2014

First Citizens Banc Corp

(Exact name of Registrant as specified in its charter)

Ohio	001-36192	34-1558688
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	( IRS Employer Identification No.)

100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870

(Address of principle executive offices)

Registrant’s telephone number, including area code: (419) 625-4121

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

At its annual reorganizational meeting, First Citizens Banc Corp. held on April 15, 2014, the Board of Directors promoted Dennis G. Shaffer from Senior Vice President to Executive Vice President. It also elected Mr. Harry Singer as a director of the corporation’s banking subsidiary, The Citizens Banking Company.

At the annual reorganizational meeting of The Citizens Banking Company, held on the same day, the Board of Directors elected Mr. Shaffer as President of The Citizens Banking Company.

Mr. James O. Miller will continue in his roles as President and CEO of First Citizens Banc Corp. and as CEO and Chairman of The Citizens Banking Company. In addition, Mr. Miller was named Chairman of the Board of First Citizens Banc Corp. to replace David A. Voight. Mr. Voight will continue to serve as a director of First Citizens Banc Corp.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibit 99.1 Director and Officer Changes Press Release dated April 16, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Citizens Banc Corp
(Registrant)

Date: April 16, 2014	/s/ Todd A. Michel
Todd A. Michel
Senior Vice President & Controller